Exhibit 99.1

EMAV HOLDINGS, INC. SIGNS $5,000,000 EQUITY PURCHASE AGREEMENT

IRVINE, CA – 28 December 2015 – EMAV Holdings, Inc. (OTCQB: EMAV) ("EMAV" or "the "Company"), seeking to become the industry leader for assembly of alternative fuel vehicles and the sale of commercial electric vehicles, is pleased to announce it has entered into an Equity Purchase Agreement (the "Agreement") with Tarpon Bay Partners LLC ("Tarpon"), an institutional investor. The Agreement establishes a new $5,000,000 credit financing mechanism, the proceeds of which will be used to fund acquisitions for EMAV, manufacturing and marketing operations for EMAV's commercial electric vehicles, and for general working capital purposes. Pursuant to the Agreement, Tarpon will commit to purchase up to $5,000,000 of the Company's common stock over the next 24-months. The Company is required to register shares of its common stock with the Securities and Exchange Commission ("SEC"), intended to be resold by Tarpon as the Company accesses the funds in connection with the Agreement. The Company is required to file a registration statement with the SEC, and proceeds will become available to the Company upon the registration statement being declared effective by the SEC. Details of the Agreement can be found on the Company's report being filed on Form 8-K with the SEC today.

The Agreement was arranged by Southridge Advisors II LLC ("Southridge"). Based in Ridgefield, CT, Southridge is a diversified financial holding company specializing in direct investment and advisory services to small and middle market companies, dedicated to helping clients achieve their intended goals. Since 1996 the structured finance team of Southridge has made direct investment of over $1.8 billion into growth companies globally. Its expertise lies in its ability to customize a financing plan for the prospective client and then execute on that plan without fail. For more information on Southridge, visit: http://www.southridge.com.

About EMAV Holdings, Inc.

EMAV Holdings, Inc. ("EMAV" or the "Company") is seeking to become the industry leader for assembly of alternative fuel vehicles and the sale of commercial electric vehicles. EMAV proposes to execute on a plan for low cost entry into the electric vehicle marketplace with three separate yet interrelated business segments and revenue streams:

1.	Ownership of a limited number of small car dealerships (each generating positive cash flow) which will provide platform vehicles at cost for the Company's electric vehicles;

2.	Assembly of alternative fuel vehicles promoting a "build to order" model to meet the specific needs of customers, as well as a low cost platform to assembly the Company's vehicles; and

3.	Sale of electric vehicles, initially limited to commercial models, and then consumer models.

Founded in 2010, the Company's mission is to (i) deliver unique and superior consumer & commercial electric vehicles; (ii) provide an engaging and fulfilling work environment for our employees; and, (iii) reward our stockholders with transparent operations and superior return on investment.

More information can be found in our filings with the SEC and by visiting our website at www.emavholdings.com.

Contact:
John Mattio, Director of Corporate & Investor Communications

EMAV
203-297-3911
jmattio@emavco.com

Forward-Looking Statements
Certain statements and information in this press release are forward-looking statements and may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this press release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements based on our current plans and expectations and are subject to risks, uncertainties, and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business which could prevent the prompt implementation of any strategically significant plan(s) outlined above. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date of this release.